Third Quarter 2005 Summary
Volumes mixed
Pricing pressures on containerboard,
corrugated boxes, uncoated papers and pulp
Mill operations continued to improve
Energy costs increased due to Hurricanes
Katrina and Rita
Favorable impact from higher land sales
Volumes mixed
Pricing pressures on containerboard,
corrugated boxes, uncoated papers and pulp
Mill operations continued to improve
Energy costs increased due to Hurricanes
Katrina and Rita
Favorable impact from higher land sales
Exhibit 99.2

Diluted EPS from Continuing Operations
and Before Special Items
* A reconciliation to GAAP EPS is available at www.internationalpaper.com under Investors
.04
.12
.13
.15
.13
.33
.27
.29
.14
.20
.21
.14
.12
.41
.32
.42
.36
2001 2002 2003 2004 2005
1Q 1Q 3Q 1Q 3Q 2Q 4Q 2Q 4Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q
.31
.29
3Q

3Q’05 vs. 2Q’05
$0.00
$0.10
$0.20
$0.30
$0.40
2Q'05 Price Volume /
Downtime
Cost/Mix Raw
Material
Land
Sales
Real
Estate
Tax Other 3Q'05
$.01
EPS $ / Share
$.31
($.04)
Wood Costs     $.01
Energy            ($.05)
Packaging      ($.05)
Uncoated       ($.02)
Wood Prod.    ($.01)
Coated            $.02
EPS from cont. ops before special items
($.06)
$.29
$.02
$.08
2Q05 Tax rate 31%
3Q05 Tax rate 33%
($.01)
($.06)
$.04
Cost – US Mills   $.04
Cost – Other      ($.01)
Mix                      ($.02)

9M’05 vs. 9M’04
$0.00
$0.20
$0.40
$0.60
$0.80
$1.00
$1.20
$1.40
$1.60
9M'04 Price Volume Cost/Mix Raw
Material
Land
Sales
Real
Estate
Corp. Interest Tax Other 9M'05
$.02
EPS $ / Share
$.84
($.29)
($.57)
EPS from cont. ops before special items
$.70
$.96
$.02
$.26
($.17)
($.04)
$.06
$.13
Wood Costs      ($.21)
Energy               ($.20)
Caustic Soda    ($.11)
Other                 ($.05)
Paper             $.49
Packaging      $.25
Other            ($.04)
2004 Tax rate 30%
2005 Tax rate 28%
Downtime ($.28)
Volume     ($.01)
Pension         ($.14)
Supply Chain ($.07)
Other              $.04

Carter Holt Harvey
• Operations 3 --
• Tax Reserve Adjustment
for Audit Settlement                       (83)        (0.16)
• Pre-Tax Gain on Sale                     29 0.06
• Tax Benefit on Sale 332           0.65
Total 281 $0.55
Carter Holt Harvey
• Operations 3 --
• Tax Reserve Adjustment
for Audit Settlement                       (83)        (0.16)
• Pre-Tax Gain on Sale                     29 0.06
• Tax Benefit on Sale 332           0.65
Total 281 $0.55
$MM Diluted EPS
Discontinued Operations 3Q’05

Earnings from Continuing Operations
and Before Special Items $0.29
Special Items 1.19
Earnings from Continuing Operations 1.48
Discontinued Operations 0.55
Net Earnings $2.03
Earnings from Continuing Operations
and Before Special Items $0.29
Special Items 1.19
Earnings from Continuing Operations 1.48
Discontinued Operations 0.55
Net Earnings $2.03
Reconciliation to 3Q’05
Diluted Earnings Per Share
Diluted EPS

Before Special Items
Q1 223 (46) (2) 175 21% 488.9 0.36
Q2 225 (70) (3) 152 31% 487.4 0.31
Q3 213 (71) (3)
139³
33% 507.1 0.29
Special Items
Q1 (103) 36 - (67) 35% 488.9 (0.14)
Q2 34 (95) - (61) NM 487.4 (0.12)
Q3 159 444 - 603 NM 507.1 1.19
Earnings from Continuing Operations
Q1 120 (10) (2) 108 8% 488.9 0.22
Q2 259 (165) (3) 91 64% 487.4 0.19
Q3 372 373 (3)
742³
NM 507.1 1.48
2005 Earnings from Continuing
Operations
Pre-Tax  Tax MI Net ETR         Average Diluted
Shares²
EPS¹
$ MM MM Shares $/Share $ MM $ MM $ MM
MI – Minority Interest;  Net – Net Income;  ETR – Effective Tax Rate; EPS – Earnings per Share; NM – Not Meaningful
1 A reconciliation to GAAP EPS is available at www.internationalpaper.com under Investor Information
2 Assuming dilution
3 Does not include impact of additional $7 million of income related to dilutive securities